        News Release for Release at 5:15 PM EDT on September 18, 2009

Contact:  Michael Pawelek, Chairman and CEO: 210-545-5994 or
IR Contact:  David Charles, Sierra Partners LLC, 303-757-2510

South Texas Oil Company Receives Nasdaq Staff Deficiency Letter

SAN ANTONIO – September 18, 2009 (PR Newswire) – South Texas Oil Company (NASDAQ: STXX) today announced that on September 15, 2009 it received a Nasdaq Staff Deficiency Letter pertaining to continued listing requirements for the Nasdaq Global Market.  Included below is the disclosure incorporated in the Company’s filing on Form 8-K which was filed with the Securities and Exchange Commission on September 17, 2009.

ITEM 3.01 NOTICE OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD
South Texas Oil Company has its securities currently listed on The Nasdaq Global Market.  On September 15, 2009,  the Company received two (2) notices from Nasdaq’s Listing Qualifications Department that (1) the Company is not in compliance with its maintenance of a minimum market value of its publicly held shares of $5 million as required for continued inclusion pursuant to Listing Rule 5450(b)(1)(C), and (2) that the Company is not in compliance with the requirement of Listing Rule 5404 (a)(1) that its listed securities maintain a minimum bid price of $1.00 per share.  If the Company fails to comply with the continued listing requirements for The Nasdaq Global Market, it can apply to transfer its securities to The Nasdaq Capital Market and, as a result of that application, may be eligible for an additional grace period to meet the minimum $1.00 per share bid price listing requirement for The Nasdaq Capital Market.

Maintenance of Minimum Market Value
In accordance with Listing Rule 5810(c)(3)(D), the Company has 90 calendar days, or until December 14, 2009, to regain compliance.  If, at any time before December 14, 2009, the minimum market value of the Company’s common stock is $5 million or greater for a minimum of 10 consecutive trading days, Nasdaq will give written notification to the Company that it complies with the Rule.  Market value for this purpose is based upon the number of publicly held shares outstanding, less any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than ten (10%) percent of the total outstanding shares of the Company.  If compliance with this Rule cannot be demonstrated by December 14, 2009, Nasdaq will issue a written notification that the Company’s securities will be delisted. At that time, the Company has the right to appeal Nasdaq’s determination to a Listing Qualifications Panel.

Maintenance of Minimum Bid Price
In accordance with Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until March 15, 2010, in which to regain compliance  If at any time during this grace period the bid price of the Company’s security closes at $1.00 per share or more for a minimum of ten (10) consecutive business days, Nasdaq will give written notification to the Company of its compliance and the matter will be closed.  In the event the Company does not regain compliance with the Rule prior to the expiration of the grace period, it will receive written notification from Nasdaq that its securities are subject to delisting.  At that time, the Company has the right to appeal the determination to a Nasdaq Hearing Panel.

About South Texas Oil Company
San Antonio-based South Texas Oil Company (NASDAQ: STXX) is an independent energy company engaged in the acquisition, production, exploration and development of crude oil and natural gas.  Our core operating areas include Texas, Louisiana and the Gulf Coast.  The Company controls a large inventory of lower-risk developmental / exploitation locations and higher-risk, high-reward exploration prospects.  The Company leverages its geological and geophysical strengths by acquiring high-quality, operated properties and further enhances an asset's value through field-level cost reduction.  It continually evaluates producing property acquisition opportunities complementary to its core operating areas.  Please visit www.southtexasoil.com for additional information.

Forward-Looking Statements
This press release contains forward-looking information regarding South Texas Oil Company that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on the Company's current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of the Company’s management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect the Company’s operations or financial results are included in the Company’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. The Company does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

--30--

2